Exhibit 10.23

                               EMPLOYMENT CONTRACT


An agreement made the 1st day of January 2009 between B2B Chips, Ltd. of Unit B, 17th Floor, Tins Plaza, 3 San On Street, Tuen Mun, New Territories, Hong Kong (hereinafter called "the Employer" which expression shall where the content so admits include his servants and agents)

and Li De Hai, Chinese ID No. 320107196903113412 of Hai Xia Ge 14G, Hai Zhu Cheng, Nan Shan, Shenzhen, PRC 518054 having his place of origin at the same address (hereinafter called "the Employee"), witnesseth as follows.
1. The Employee shall be employed by the Employer for twelve (12) months commencing from the date first written above.
2. The Employee agrees to proceed to Unit B, 17th Floor, Tins Plaza, 3 San On Street, Tuen Mun, New Territories, Hong Kong (hereinafter called "the place of employment") as and when directed by the Employer and undertakes to work diligently and faithfully as Chief Executive Officer for the term of his engagement set out in Clause 1 of this Contract and to act in all respects according to the reasonable instructions and directions given to him by the Employer.
3. The Employee shall perform the normal duties for which he has been engaged under Clause 2.
4. (a) The Employee shall receive wages at a rate of not less than US$12,000 per month.
(b) Wages shall be paid by the Employer every month on the 5th day of the following month by wire transfer. (c) The Company shall be responsible for the payment of income tax.
(d) Other conditions (please specify): ........................................
.................................................
5. (a) In the event of the death of or injury to, or incapacity due to occupational disease, of the Employee arising out of and in the course of employment, the Employer shall:
(i) defray the expenses necessarily incurred by the Employee on account of medical treatment, including maintenance in hospital, while he is incapacitated;
(ii) pay or arrange with the appropriate authority for payment of compensation in accordance with the law of the place of employment or, if no law on compensation exists, himself pay compensation not less favourable than that laid down in the Employees' Compensation Ordinance (Cap. 282), the Laws of Hong Kong;
(iii) be responsible for all expenses incurred whenever the Employee is required to undergo a medical assessment for the purpose of employees' compensation.
(b) When the Employee is ill or suffers from an accident not attributable to his employment, the Employer shall provide free medical attention and maintenance in hospital to the Employee while he is incapacitated. Full wages shall be paid for three months of incapacity and thereafter half wages shall be paid for nine months. After this period the Employer shall continue to provide free medical attention and maintenance in hospital until the Employee has recovered or a medical certificate has been obtained as prescribed in Clause 5(c).

(c) In the event of a medical practitioner certifying that in his opinion the Employee is unfit for further service with the Employer, the Employer shall provide free maintenance in hospital or an adequate maintenance allowance prior to repatriation, and free return passage, airport tax, travel and subsistence expenses, free accommodation and other benefits for the Employee to Hong Kong or, at the Employee's request, to his place of origin if such place is nearer to the place of employment in accordance with Clause 2 of the Contract.
(d) Provided that in any place where medical attention, hospitalisation, cash payments in the event of accident or occupational disease arising out of and in the course of employment are provided under a scheme of state insurance or otherwise free of charge, the Employer shall not be so liable; and provided further that in any place where free medical attention and hospitalisation are available to an employee when ill or suffering from an accident not attributable to employment or payment of cash benefits to employees who are incapacitated by illness are provided by the state or by a system of national insurance, the Employer shall not be liable except insofar as the benefits paid may be less than the amounts set out in paragraph (b) of this clause.
6. (a) In the event of the Employer wishing to terminate this Contract, he shall give one month's notice or one month's wages in lieu thereof.
(b) The Employee shall be repatriated within 3 months at the Employer's expense in circumstances where:-
(i) the Employee gives the Employer one month's notice of his decision to terminate this Contract, or gives the Employer one month's wages in lieu of notice; or
(ii) the Employer has breached a term, express or implied, of this Contract and the Employee has chosen to terminate the Contract as a consequence of the breach.
(c) The Employer reserves the right to dismiss summarily the Employee for gross misconduct. In such a case the Employee shall retain the right to be repatriated within 3 months at the Employer's expense from the day of dismissal.
Should the Employee be dismissed under this paragraph, the Employer shall immediately inform an official responsible for matters pertaining to employment in the place of employment.
(d) Where this Contract has been terminated in accordance with paragraph (a),
(b) or (c) above, the Employer shall provide the Employee with wages, free return passage, airport tax, travel and subsistence expenses, free accommodation and other benefits for the Employee to Hong Kong or at the Employee's request to his place of origin if such place is nearer to his place of work in accordance with Clause 9 of the Contract.
7. (a) Should the Employer and the Employee wish to extend the period of employment after the expiry of this Contract, they may do so by entering into a re-engagement contract.
(b) The re-engagement contract shall require attestation by the Commissioner for Labour, Hong Kong. Before attesting any re-engagement contract the Commissioner for Labour shall be satisfied that the Employee has had the opportunity of being repatriated.
8. Any variation or addition to the terms of this Contract during its duration shall be made only with the consent of an official responsible for matters pertaining to employment in the place of employment.
9. (a) The Employee during the performance of this Contract shall be subject to the law of the place of employment.

(b) Where the law or the relevant collective agreement in force in the place of employment provides more favourable benefits to the Employee than those specified in this Contract, the Employee shall be entitled to such benefits as are enjoyed by the employees in comparable employment in that place.
10. (a) If the Employee shall be in any way dissatisfied with the manner in which the Employer observes the terms of this Contract he shall make before he leaves the place of employment a complaint to an official responsible for matters pertaining to employment in the place of employment. If he fails to do so he shall not be entitled to maintain legal proceedings for breach of a term, condition or warranty of this Contract against the Employer in Hong Kong unless he can show that his failure to make a complaint in the place of employment was not due to his own act or default or that the complaint arose subsequent to his leaving the place of employment.
(b) In the event of any dispute between the parties arising out of this Contract both parties hereto agree to submit to the jurisdiction of the courts of Hong Kong and the proper law of this Contract shall, save for Clause 9(b), be the laws of Hong Kong.
11. In this Contract, unless the contrary intention appears, words importing the masculine gender shall include the feminine and the neuter genders and words importing the singular number shall include the plural number and vice versa.
12. The Employer and the Employee hereby agree that this is the only valid and enforceable contract of employment between them.
In witness whereof the said parties to these presents have hereunto set their hands the day and year first above written.


SIGNED by the Employer .../s/ Henry T. Cochran.................................
in the presence of .../s/ Nicole Cheung........................................
(Name of Witness) (Signature of Witness)


SIGNED by the Employee .../s/ Li De Hai........................................
in the presence of .../s/ Lei Xia..............................................
(Name of Witness) (Signature of Witness)